[VROMAN, MCGOWEN, HURST, CLARK & SMITH, P.C. LETTERHEAD]







                  INDEPENDENT AUDITOR'S CONSENT
                  -----------------------------



We consent to the incorporation by reference in the Annual Report on Form 19-KSB under the Securities Exchange Act of 1934 of GFS Bancorp, Inc. for the year ended June 30, 1997 of our report, dated July 19, 1995, as such report relates to the financial statements of GFS Bancorp, Inc. for the year ended June 30, 1995.


/s/ Vroman, McGowan, Hurst, Clark & Smith, P.C.

Des Moines, Iowa
September 17, 1997